UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Following the consummation of the acquisition of Zale Corporation by Signet Jewelers Ltd. (the “Company”), on June 4, 2014, two former Zale Corporation stockholders, who, combined, allege ownership of approximately 3.904 million shares of Zale Corporation’s common stock, filed a petition for appraisal pursuant to 8 Del. C. § 262 in the Court of Chancery of the State of Delaware, captioned Merion Capital L.P. et al. v. Zale Corp., C.A. No. 9731-VCP. On August 26, 2014, another former Zale Corporation stockholder, who alleges ownership of approximately 2.450 million shares of Zale Corporation’s common stock, filed a second petition for appraisal, captioned TIG Arbitrage Opportunity Fund I, L.P. v. Zale Corp., C.A. No. 10070-VCP. On September 24, 2014, several former Zale Corporation stockholders, who allege ownership of approximately 2.427 million shares of Zale Corporation’s common stock, filed a third petition for appraisal, captioned The Gabelli ABC Fund et al. v. Zale Corp., C.A. No. 10162-VCP. On October 8, 2014, the Court of Chancery consolidated the Merion Capital, TIG, and Gabelli actions for all purposes (the “Appraisal Action”).

Petitioners in the Appraisal Action seek a judgment awarding them, among other things, the fair value of their Zale Corporation shares. “Fair value” under Section 8 Del. C. 262(h) is “exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value.” Section 8 Del. C. 262 provides that unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

The total number of shares of Zale Corporation’s common stock for which appraisal has been demanded and not requested to be withdrawn is approximately 8.8 million, inclusive of the shares allegedly held by petitioners in the Appraisal Action.

On August 12, 2015, the parties in the Appraisal Action entered into a settlement agreement (the “Settlement Agreement”). The terms of the Settlement Agreement provide for the payment to petitioners of $21.00 per share of Zale Corporation common stock (the consideration offered in the Company’s acquisition of Zale Corporation) plus a total sum of $34,246,984.20, to be allocated among petitioners, which proceeds are inclusive of and in satisfaction of any statutory interest that may have accrued on petitioners’ shares pursuant to 8 Del. C. § 262. On August 12, 2015, the Court of Chancery dismissed the Appraisal Action pursuant to the Settlement Agreement as to all former Zale Corporation stockholders who have submitted and not withdrawn a demand for appraisal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	August 14, 2015	By:	/s/ Mark Light
		Name:	Mark Light
		Title:	Chief Executive Officer